Exhibit 99.1 Contacts: Alan Krenek, Chief Financial Officer Basic Energy Services, Inc. 817-334-4100 Jack Lascar Dennard ▪ Lascar Associates 713-529-6600 BASIC ENERGY SERVICES ENTERS INTO FORBEARANCE AGREEMENT AND OBTAINS WAIVERS TO CONTINUE DELEVERAGING NEGOTIATIONS WITH SECURED LENDERS AND UNSECURED BONDHOLDERS FORT WORTH, Texas – September 14, 2016 – Basic Energy Services, Inc. (NYSE: BAS) (“Basic” or the “Company”) and certain subsidiaries today announced that the Company, its secured term loan lenders and secured asset-based revolver lenders (collectively, the “Secured Lenders”), and certain of its unsecured bondholders have taken steps to enable the continuation of negotiations regarding a deleveraging transaction. Specifically, the Company has entered into a forbearance agreement with over 81% of the holders of the 7.75% senior notes due 2019 (the “2019 Notes”) with respect to the previously announced 30-day grace period related to an $18.4 million payment of interest under the 2019 Notes. The Company has elected not to make the interest payment upon the expiration of the 30-day grace period. Under the forbearance agreement, the unsecured noteholders have agreed to forbear from exercising their rights and remedies, including the right to accelerate any indebtedness, through September 28, 2016 in connection with the interest payment default. Additionally, the Company’s Secured Lenders have agreed to provide temporary waivers of certain existing and future defaults under the Term Loan and ABL Facility related, in part, to the missed interest payment. The forbearance and temporary waivers will provide the Company with additional flexibility to continue discussions with all its creditors with the objective of improving Basic’s long-term capital structure. Roe Patterson, Basic’s President and Chief Executive Officer, stated, “I would like to express our appreciation to our Secured Lenders and unsecured bondholders for their continued support and cooperation. The forbearance agreement and temporary waivers will provide additional time to reach a mutually acceptable financial restructuring plan that provides Basic with a sustainable capital structure that supports the Company’s long-term business plan and results in long-term value generation for the benefit of our employees, customers, vendors, and all other stakeholders.” NEWS RELEASE FOR IMMEDIATE RELEASE

2 The Company continues to believe that it has ample liquidity at this time to continue efficient and uninterrupted operations in the ordinary course and anticipates meeting all of its obligations to suppliers, customers, and employees. About Basic Energy Services Basic Energy Services provides well site services essential to maintaining production from the oil and gas wells within its operating area. The Company employs more than 3,400 employees in more than 100 service points throughout the major oil and gas producing regions in Texas, Louisiana, Oklahoma, New Mexico, Arkansas, Kansas, and the Rocky Mountain and Appalachian regions. Additional information on Basic Energy Services is available on the Company’s website at www.basicenergyservices.com. Safe Harbor Statement This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Basic has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including (i) changes in demand for our services and any related material impact on our pricing and utilizations rates, (ii) Basic's ability to execute, manage and integrate acquisitions successfully, (iii) changes in our expenses, including labor or fuel costs and financing costs, (iv) continued volatility of oil or natural gas prices, and any related changes in expenditures by our customers, (v) competition within our industry, and (vi) Basic’s ability to comply with its financial and other covenants and metrics in its debt agreements, as well as any cross-default provisions. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of Basic’s Form 10-K for the year ended December 31, 2015 and subsequent Form 10-Qs filed with the SEC. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that anticipated future results will be achieved. Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise.